UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 27, 2006

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

     On June 27, 2006, the Board of Directors of BB&T Corporation (the “Company”) approved the 2006 Declaration of Amendment To BB&T Corporation Non-Qualified Defined Contribution Plan (the “Amendment”). This Amendment allows for the Company to make discretionary matching contributions to participant’s accounts.

      This Amendment is filed as an exhibit to this Form 8-K and the preceding summary is qualified in its entirety by reference to such exhibit.

ITEM 8.01   Other Events

     On June 27, 2006, the Board of Directors of the Company approved a new stock repurchase program (the “2006 Stock Repurchase Program”). The 2006 Stock Repurchase Program grants authority for the repurchase of up to 50 million shares of the Company’s common stock that may be acquired as needed for general corporate purposes.

      The 2006 Stock Repurchase Program replaces a plan approved in August 2003 to repurchase up to 50 million shares of BB&T’s common stock. Approximately 48.9 million shares have been repurchased pursuant to this plan. The Board also authorized the Company to repurchase the remaining shares authorized under the August 2003 Board resolution.

ITEM 9.01   Financial Statements and Exhibits.

10.1	2006 Declaration of Amendment To BB&T Corporation Non-Qualified Defined Contribution Plan

99.1	Announcement of Share Buyback Program issued June 27, 2006.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Executive Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       June 28, 2006